                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sections 240.14a-11(c) or 240.14a-12

                          EPICOR SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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


                           EPICOR SOFTWARE CORPORATION
                              195 Technology Drive
                          Irvine, California 92618-2402

                       [EPICOR SOFTWARE CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

                            TO BE HELD APRIL 27, 2000


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Epicor Software Corporation (the "Company"), a Delaware corporation, will be held on Thursday, April 27, 2000 at 10:00 a.m., Pacific Time, at the offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402, telephone number (949) 585-4000, for the following purposes:

                  1. To elect four (4) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

                  2. To approve the Company's 2000 Employee Stock Purchase Plan under which 1,250,000 shares of Common Stock are reserved for issuance.

                  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

                  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 13, 2000 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. However, in order to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                              By Order of the Board of Directors

                                              L. George Klaus
                                              Chairman of the Board
Irvine, California
March 27, 2000

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting must bring with them a proxy or letter from that firm confirming their ownership of shares.

                           EPICOR SOFTWARE CORPORATION


                       [EPICOR SOFTWARE CORPORATION LOGO]


                                   -----------


                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of EPICOR SOFTWARE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting of Stockholders") to be held on Thursday, April 27, 2000, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the principal executive offices of the Company located at 195 Technology Drive, Irvine, California 92618-2402. The telephone number at that location is (949) 585-4000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the approval of the 2000 Employee Stock Purchase Plan and for the ratification of the appointment of Ernst & Young as independent auditors and, at the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements, were first mailed on or about March 27, 2000, to all stockholders entitled to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         The Company currently intends to hold its 2001 Annual Meeting of Stockholders in late April 2001 and to mail Proxy Statements relating to such meeting in late March 2001. Proposals that are intended to be presented by stockholders of the Company at the Company's 2001 Annual Meeting of Stockholders and that such stockholders wish to have included in the Company's proxy statement relating to that meeting must be received by the Company at its principal executive offices no later than November 27, 2000, in order to be considered for possible inclusion in the Company's proxy statement relating to that meeting.

         If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2001 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to February 10, 2001 (45 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be timely. If a stockholder gives notice of such a proposal after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2001 annual meeting.

         The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Epicor Software Corporation at 195 Technology Drive, Irvine, California 92618, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and Series C Preferred Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAINED" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter (the "Votes Cast").

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         While broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on any proposal described in this proxy statement.

INTERNET AND TELEPHONE VOTING

         Stockholders holding Company common shares, whether they are registered directly with the Company's transfer agent, ChaseMellon Shareholder Services LLP, or held with a bank or broker, may be eligible to vote via the Internet or to vote telephonically. If a stockholder's shares are held in an account with a broker or bank, the information on how to vote via the Internet or by telephone will be provided on the voting instruction form. If a stockholder's shares are registered directly with ChaseMellon Shareholder Services LLP, the information on how to vote via the Internet or by telephone will be provided on the proxy card.

         Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Pacific Time, on April 26, 2000. Submitting a proxy via the Internet or by telephone will not affect a stockholder's right to vote in person should they decide to attend the Annual Meeting.

         The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting of Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock of the Company beneficially owned by others for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock of the Company for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE AND SHARES OUTSTANDING

         Stockholders of record at the close of business on March 13, 2000 ("Record Date") are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company has two (2) classes of equity securities outstanding, designated Common Stock, $.001 par value ("Common Stock" or the "Company's Common Stock"), and Series C Preferred Stock, $.001 par value ("Series C Preferred Stock"). At the Record Date, 41,455,036 shares of Common Stock and 95,305 shares of Series C Preferred Stock were issued and outstanding.

VOTING AND CONVERSION RIGHTS OF COMMON STOCK AND SERIES C PREFERRED STOCK

         Each share of Common Stock outstanding at the record date will be entitled to one (1) vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting of Stockholders. Each share of Series C Preferred Stock is convertible into ten (10) shares of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series C Preferred Stock automatically converts into ten (10) shares of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty (20) consecutive days has exceeded $25.00 per share, as adjusted as provided above. Each share of Series C Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval. Thus, a total of 42,408,086 votes are eligible to be cast at the Annual Meeting.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


NOMINEES

         Currently, there are five (5) members of the Board of Directors. L. John Doerr, currently serving as a director has decided not to stand for reelection. Effective April 27, 2000, the number of authorized directors will be reduced to four (4). Accordingly, at the Annual Meeting of Stockholders, four
(4) directors are to be elected by the holders of Common Stock and Series C Preferred Stock.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below. All nominees are currently directors of the Company. If any Company nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The names of the nominees and certain information about them are set forth below:

                 Name               Age                Title                Director Since
           ---------------        --------    -------------------------    ------------------
           L. George Klaus          59          Chairman of the Board,           1996
                                               Chief Executive Officer
           Donald R. Dixon          52                 Director                  1995
           Arthur J. Marks          53                 Director                  1994
           Thomas Kelly             47                 Director                  2000

The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above.

         Mr. Klaus has been a Director of the Company and has served as Chief Executive Officer of the Company since February 1996 and Chairman of the Board since September 1996. Mr. Klaus also served as President of the Company from February 1996 through November 1999. From July 1993 to October 1995, Mr. Klaus served as President, Chief Executive Officer and Chairman of the Board of Frame Technology, Inc., a software company that produces software tools for authoring, managing and distributing business-critical documents. Mr. Klaus currently serves on the board of FileNet Corporation and Blaze Software, Inc., a private company that is presently in registration for a planned public offering. Mr. Klaus is also a member of the Board of Advisors of Broadview Capital Partners and the Information and Computer Science CEO Advisory Board for the University of California, Irvine.

         Mr. Dixon has been a Director of the Company since September 1995. Mr. Dixon has served as President of Trident Capital, Inc., a private investment firm, since June 1993, and before that as Co-President of Partech International, Inc., an international venture capital and money management firm, from June 1988 until June 1993. Mr. Dixon also is a director of Evolving Systems, Inc., and several private companies.

         Mr. Marks has been a Director of the Company since October 1994. Mr. Marks is presently a general partner of and is the manager of the Information Technology Group at New Enterprise Associates, a venture capital firm specializing in technology companies. Mr. Marks has been a general partner of New Enterprise Associates since 1984. Mr. Marks is currently on the Board of Directors of eXcelon, Inc., Progress Software Corporation, and Talk.com.

         Mr. Kelly has been a Director of the Company since January 2000. Mr. Kelly is President and Chief Executive Officer of Blaze Software, Inc., a provider of rules-based e-business software that enables personalized interaction across an enterprise's electronic contact points, and has held such position since July 1998. From March 1996 through March 1998, Mr. Kelly was employed at Cirrus Logic, Inc. as Executive Vice President and Chief Financial Officer, and then subsequently Chief Operating Officer. From September 1993 through December 1995, Mr. Kelly served as Executive Vice President and Chief Financial Officer of Frame Technology Corporation, a software company that produces software tools for authoring, managing and distributing business critical documents.

         Mr. Doerr, who has decided not to stand for reelection, has been a Director of the Company since October 1994. Mr. Doerr has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm specializing in information and life science companies, since 1980. Mr. Doerr is currently on the Board of Directors of Intuit, Inc., Macromedia, Inc., and Sun Microsystems.

VOTE REQUIRED

         The four (4) nominees for director receiving the highest number of affirmative votes from holders of shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE COMPANY'S FOUR (4) NOMINEE DIRECTORS. Proxies solicited by the Company will be voted FOR the election of the Company's four (4) nominee directors.

COMMITTEES

         The Board of Directors has a standing Compensation Committee and Audit Committee.

         The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally and administering the Company's stock option plans. See "Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee, which presently consists of two outside directors, Messrs. Dixon and Doerr, held two meetings during 1999.

         The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. The Audit Committee, which presently consists of these outside directors, Messrs. Dixon, Marks and Kelly, held four meetings during 1999.

         The Board of Directors has no nominating committee or any committee performing the functions of such a committee.

BOARD MEETINGS

         The Board of Directors held a total of five meetings during 1999. No member of the Board of Directors who is standing for reelection attended fewer than 75% of the meetings of the Board of Directors, and no incumbent director attended fewer than 75% of the meetings of committees upon which such director served.

OTHER EXECUTIVE OFFICERS

         The names of the current executive officers and certain information about them are set forth below:

              Name            Age                               Title
         ---------------    --------    -----------------------------------------------------------
         L. George Klaus      59        Chief Executive Officer, Chairman of the Board
         Richard L. Roll      50        President, Chief Operating Officer
         Ken Lally            56        Executive Vice President, Field and Customer Operations
         Lee Kim              41        Vice President, Chief Financial Officer


         Mr. Roll joined the Company in November 1999 and has served as President and Chief Operating Officer since joining the Company. From 1996 through July 1999, Mr. Roll was employed at Hitachi Koki Imaging Solutions, Inc., an imaging solution company, where he served as President and Chief Executive Officer from 1998 through July 1999, as Senior Vice President, Americas Printer division from 1996 to 1997 and as Chief Operating Officer from 1997 to 1998. From 1991 through 1995, Mr. Roll was Western Group Vice President for Unisys Corporation, an information technology company.

         Mr. Lally joined the Company in April 1996. From April 1996 to June 1998, Mr. Lally served as Senior Vice President, Worldwide Field Operations of the Company. In July 1998, Mr. Lally became Executive Vice President, Field and Customer Operations. Mr. Lally served as Vice President of Spectrum Services for Cadence Design Systems, Inc., a provider of electronic design automation software, from January 1995 through April 1996. Mr. Lally was Vice President of North American Sales at Cadence from December 1991 through January 1995.

         Mr. Kim has served as Chief Financial Officer of the Company since October 1999. From February 1999 to October 1999, Mr. Kim served as Vice President and Controller of the Company. From October 1997 to February 1999, Mr. Kim was Vice President, Controller and Chief Accounting Officer for FileNet Corporation, a provider of integrated document management software products. Between August 1993 and October 1997, Mr. Kim was employed at Wonderware Corporation, a provider of industrial automation software. During this period Mr. Kim served as Manager of Finance from August 1993 to August 1994, Director of Finance from August 1994 to October 1997 and Acting Chief Financial Officer from January 1996 to March 1996.

EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to the Company's Chief Executive Officer and to the Company's four most highly-compensated executive officers.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                          Long-Term
                                               Annual Compensation                    Compensation Awards
                                     ------------------------------------------    ------------------------
                           Fiscal                                   Other          Restricted    Securities         All
    Name and                Year                                    Annual           Stock       Underlying        Other
Principal Position        Ended(1)   Salary($)     Bonus($)     Compensation($)     Awards($)    Options(#)     Compensation($)
------------------        --------   ---------    ---------     ---------------    ----------    ----------     ---------------
L. George Klaus(2)        12-31-99    630,000       133,262        456,489(3)          (7)         100,000           --
Chairman of the Board,    12-31-98    559,167(4)    620,216(5)     444,188(6)          --          500,000           --
and Chief Executive       06-30-98    527,500       509,456        423,058(6)          --               --           --
Officer                   06-30-97    500,000       180,000        855,251(8)

Ken Lally                 12-31-99    290,000        61,343        171,001(9)         (10)          65,000           --
Executive Vice            12-31-98    236,167(4)    265,459(5)     169,544(9)          --          250,000           --
President Field
and Customer              06-30-98    211,000       243,000        169,544(9)          --               --           --
Operations                06-30-97    200,000        97,000        373,274(11)

Lee Kim                   12-31-99    137,037        16,863         65,728(12)         --          175,000           --
Vice President and
Chief Financial
Officer

William R. Pieser(13)     12-31-99    240,567        19,566       126,787(14)         (15)                --           --
former Executive          12-31-98    242,350(4)    244,880(5)    115,380(14)          --            250,000           --
Vice President            06-30-98    221,500       196,884       105,157(14)          --                 --
Product Operations        06-30-97    210,000        97,000       373,274(16)
and Marketing

Stuart W. Clifton(17)     12-31-99    450,000        79,323           (18)             --                 --           --
former Vice Chairman      12-31-98          0             0             0              --            375,000           --
of the Board

----------
(1) Effective December 30, 1998, the Company changed its fiscal year end from June 30 to December 31. The information presented in this table includes the fiscal year ended December 31, 1999, the 12 months ended December 31, 1998 and the fiscal years ended June 30, 1998 and June 30, 1997.

(2)    Mr. Klaus also served as President until November 16, 1999.

(3) Includes $420,000 in waiver of accrued interest on two loans in the aggregate principal amount of $7,000,000, insurance that provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans and golf club membership fee plus tax gross-up. See "Employment Agreements and Related Party Transactions."

(4) Includes salary for the final six months of the fiscal year ended June 30, 1998 and the final six months of the calendar year ended December 31, 1998.

(5) Includes bonus for the fiscal year ended June 30, 1998 as well as prorated bonus for six months ended December 31, 1998.

(6) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $7,000,000 and insurance that provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions."

(7) Mr. Klaus received a restricted stock grant of 2,000,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 2,000,000 shares, 350,000 vested on the grant date and 29,167 shares vested each month thereafter for 36 months. The remaining 600,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. As of December 31, 1999, all 2,000,000 shares were vested. The value of Mr. Klaus' restricted stock holdings at December 31, 1999, was $3,126,000, which was determined by multiplying the number of restricted shares times $5.063, the closing price of the Company's common stock on December 31, 1999, net of the consideration paid for the restricted shares. The restricted stock is entitled to the same dividends as are paid to the common stock generally.

(8) Includes relocation expenses related to Mr. Klaus moving from Northern California to Southern California, including $623,276 relating to the sale of Mr. Klaus' prior residence (comprised of the shortfall on the sale of the residence, carrying costs for six months, sales commissions, legal fees and taxes). Also includes golf club membership and moving expenses, closing costs on a new residence and a tax gross-up payment for certain reimbursed costs.

(9) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $2,812,500 and insurance that provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions." In 1999, the accrued interest waived equaled $168,750.

(10) Mr. Lally received a restricted stock grant of 450,000 shares in connection with his joining the Company in April 1996. See "Employment Agreements and Related Party Transactions." Of the 450,000 shares, 49,980 vested on the grant date and 6,945 shares vest each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. As of December 31, 1999, 445,000 shares were vested. The value of Mr. Lally's restricted stock holdings at December 31, 1999, was $0, as the closing price of the Company's common stock on December 31, 1999 exceeded the consideration paid for restricted shares. The restricted stock is entitled to the same dividends as are paid to the common stock generally.

(11) Relocation expense related to Mr. Lally moving from Northern California to Southern California including $121,338 representing the shortfall on the sale of Mr. Lally's prior residence as well as moving expenses, closing costs on a new residence, and a tax gross-up payment of $166,664 for the reimbursed costs. Also includes golf club membership.

(12) Represents golf club membership fee of $35,000 plus tax gross-up on such amount.

(13) Mr. Pieser ceased serving as Executive Vice President Product Operations and Marketing on June 30, 1999.

(14) Consists of waiver of accrued interest on two loans in the aggregate principal amount of $1,750,000 and insurance that provides for reimbursement for health and dental costs in excess of the amounts payable under the Company's group health and dental plans. See "Employment Agreements and Related Party Transactions." For 1999, the accrued interest waived was $100,982.

(15) Mr. Pieser received a restricted stock grant of 500,000 shares in connection with his joining the Company in February 1996. See "Employment Agreements and Related Party Transactions." Of the 500,000 shares, 50,000 vested on the grant date and 8,334 shares vested each month thereafter for 36 months. The remaining 150,000 shares vest based on the Company meeting operating revenue and profit after tax thresholds for fiscal 1997, 1998 and 1999. If the Company does not meet the thresholds, then the shares vest after 10 years. As of December 31, 1999, 475,000 shares were vested. The value of Mr. Pieser's restricted stock holdings at December 31, 1999, was $742,425, which was determined by multiplying the number of restricted shares times $5.063, the closing price of the Company's common stock on December 31, 1999, net of the consideration paid for the restricted shares. The restricted stock is entitled to the same dividends as are paid to the common stock generally.

(16) Relocation expenses related to Mr. Pieser moving from Northern California to Southern California including moving expenses, reimbursement of the shortfall on the sale of Mr. Pieser's prior residence, closing costs on the purchase of a new residence and $90,949 as a tax gross-up payment for certain reimbursed costs.

(17) Mr. Clifton ceased serving as Vice Chairman of the Company on July 31, 1999 but continued to serve as a consultant to the Company thereafter. See "Employment Agreements and Related Party Transactions."

(18) Miscellaneous perquisites, which, in the aggregate, are less than ten percent of base salary and bonus.

         Option Grants. The following table sets forth certain information concerning grants of stock options to each of the persons named in the Summary Compensation Table during the fiscal year ended December 31, 1999. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. No assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved. The Company did not grant any stock appreciation rights during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value
                                                                                          at Assumed
                                                                                 Annual Rates of Stock Price
                            Individual Grants                                   Appreciation for Option Term
---------------------------------------------------------------------------   ---------------------------------
                           Number of        % of Total
                          Securities         Options
                          Underlying        Granted to
                            Options        Employees in      Exercise or      Expiration
     Name                 Granted(#)       Fiscal Year     Base Price($/Sh)      Date        5%($)      10%($)
---------------          -------------     ------------    ----------------   ----------    -------     -------
L. George Klaus          100,000(1)(2)         1.97             4.25           10-27-09     267,325     677,450

Ken Lally                 15,000(1)(2)         0.30             4.25           10-27-09      40,099     101,618
                          50,000(1)(3)         0.98            7.375           05-10-09     231,944     587,788

Lee Kim                   50,000(1)(4)         0.98           7.3125           03-01-09     229,978     582,806
                         100,000(1)(5)         1.97             5.75           10-13-09     361,675     916,550
                          10,000(1)(2)         0.20             4.25           10-27-09      26,733      67,745
                          15,000(1)(6)         0.30           4.9688           07-29-09      46,881     118,804

Stuart W. Clifton             --                --                --                 --          --          --

William R. Pieser             --                --                --                 --          --          --

-------------------------

(1) Options granted have a term of ten (10) years, subject to earlier termination in certain events related to termination of employment. The exercise price of each option is equal to the fair market value of the common stock on the date of grant.

(2) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable in full on December 31, 2000 if the Company fulfills a performance target for its 2000 fiscal year. If the target is missed, the option vests in full on October 27, 2004.

(3) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 12,500 shares on May 10, 2000 and an additional 12,500 shares vest on each anniversary of the grant date thereafter.

(4) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 12,500 shares on March 1, 2000 and an additional 12,500 shares vest on each anniversary of the grant date thereafter.

(5) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 25,000 shares on October 13, 2000 and an additional 25,000 shares on each anniversary of the grant date thereafter.

(6) Subject to continued employment with the Company or service as a director or service provider to the Company, the option becomes exercisable with respect to 3,750 shares on July 29, 2000 and an additional 3,750 shares vest on each anniversary of the grant date.

         Option Exercises. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options outstanding as of December 31, 1999. Also reported are the values for "in the money" options that represent the positive spread between the exercise prices of any of such existing stock options and the closing sale price of the Company's Common Stock as of December 31, 1999.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                           Number of Securities           Value of Unexercised
                                                      Underlying Unexercised Options      In-the-Money Options
                                                            at Fiscal Year-End            at Fiscal Year-End(1)
                    Shares Acquired      Value        ------------------------------   --------------------------
                      on Exercise      Realized(1)     Exercisable    Unexercisable    Exercisable  Unexercisable
      Name                (#)             ($)              (#)             (#)             ($)          ($)
------------------  ---------------    -----------     -----------    -------------    -----------  -------------
L. George Klaus            --              --                  0         600,000           0          81,300
Ken Lally                  --              --             25,000         315,000           0          12,195
Lee Kim                    --              --                  0         175,000           0           9,543
Stuart W. Clifton          --              --            249,391         300,289           0               0
William R. Pieser          --              --                  0         250,000           0               0

---------------------

(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1999 on the NASDAQ National Market System was $5.063.

         Compensation of Directors. Except for those directors who are representatives of venture capital firms, each of the Company's non-employee directors receives a $6,000 fee for each board meeting. During 1999, no board fees were paid to any of the current directors. Beginning in 2000, each non-employee director of the Company will receive a $10,000 retainer fee and a $5,000 fee for physical attendance at a board meeting. The board meeting fee is $2,500 if attendance is via phone. Also, each non-employee director of the Company will receive an option to purchase 35,000 shares upon commencement of service as a director and an option to purchase 10,000 shares upon subsequent reelection to the Board. The options will be priced at the fair market value of the Company's common stock on the date of grant.

         Employment Agreements and Related Party Transactions. The Company entered into an offer letter with L. George Klaus when he joined the Company as President and Chief Executive Officer in February 1996. The offer letter initially provided for a base salary of $500,000 together with an annual bonus on a fiscal year basis of up to $250,000 based on a performance plan. The offer letter also initially provided that Mr. Klaus could earn an additional incentive bonus of up to $250,000 upon fulfillment of certain performance criteria. Mr. Klaus' base salary has been increased since the time he joined the Company and his bonus plan also has been modified. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION-CEO Compensation for Fiscal 1999." In addition, Mr. Klaus purchased 2,000,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. As payment for one-half of the purchase price, Mr. Klaus executed a secured five-year promissory note in the principal amount of $3,500,000. The note bears simple interest at 6% per annum, is a full recourse promissory note, and is secured by a stock pledge of 2,000,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 350,000 shares on the date of the restricted stock grant, and lapsed with respect to 29,167 shares each month for 36 months so that as of February 7, 1999 the repurchase right does not apply to 1,400,000 shares. The repurchase right with respect to the remaining 600,000 shares lapsed based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999 years. For fiscal 1999, the initial performance target was revised during 1999. See "Report of the Compensation Committee on Executive Compensation-CEO Compensation for Fiscal 1999." In addition, the Company agreed to pay Mr. Klaus 12 months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the 12-month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Klaus to assist him in relocating from Northern California to Southern California. Such package included: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Klaus certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. The Company has loaned to Mr. Klaus $3,500,000 pursuant to an unsecured five-year full recourse promissory note, which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Klaus' restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note. The largest principal amount outstanding during 1999 under all loans to Mr. Klaus was $7,000,000 and the amount outstanding as of December 31, 1999 was $7,000,000.

         The Company entered into an offer letter with Richard L. Roll when he joined the Company in November 1999 as President and Chief Operating Officer. The offer letter provides for a base salary of $400,000 together with a target annual bonus on a fiscal year basis of $150,000 based on a performance plan. The target bonus may increase to $375,000 if the performance targets are exceeded. In addition, Mr. Roll was granted an option to purchase 500,000 shares of common stock at an exercise price of $6.3594 per share. The options vest with respect to 350,000 shares as follows: (i) 80,000 shares vest immediately upon commencement of employment; (ii) 90,000 shares vest on the first anniversary of the employment start date; and (iii) 7,500 shares vest on the first day of each month beginning on the first day of the thirteenth month after the employment start date. Vesting with respect to the remaining 150,000 shares is tied to Company performance targets for fiscal year 2000, 2001 and 2002. If the performance targets are not fulfilled, then the shares that would have vested based upon fulfillment of the performance targets vest on the fifth anniversary of the employment start date. Mr. Roll was also granted an option to purchase 200,000 shares of common stock at an exercise price of $6.3594 per share. Vesting of this option will commence if Mr. Roll fulfills the performance target on or before January 1, 2001. Upon fulfillment of the performance target, the options will vest with respect to 5,556 shares monthly over a period of 36 months. If the performance target is not fulfilled prior to January 1, 2001, then the option will vest on the fifth anniversary of the grant date. In addition, the Company agreed to pay Mr. Roll 12 months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or a constructive termination, the Company shares that would have vested under Mr. Roll's options during the next 12-month period shall accelerate and become vested. In addition, if a change of control occurs prior to the first anniversary of Mr. Roll's employment start date, 50% of the shares subject to his option shall accelerate and become vested concurrent with the change of control. If the change of control occurs following the first anniversary date of Mr. Roll's employment, then all shares subject to his options shall become fully vested upon the change of control.

         The Company entered into an offer letter with Ken Lally when he joined the Company as Senior Vice President - Worldwide Field Operations in April 1996. The offer letter provided for a base salary of

$200,000 together with an annual bonus on a fiscal year basis of up to $100,000 based on a performance plan. The offer letter also provided that Mr. Lally could earn an additional incentive bonus of up to $100,000 upon fulfillment of certain performance criteria. Mr. Lally's base salary and bonus have changed since he joined the Company. See "Executive Compensation - Summary Compensation Table" and "Report of Compensation Committee on Executive Compensation - Compensation Policies and Objectives." In addition, Mr. Lally purchased 450,000 shares of restricted stock at a purchase price of $6.25 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Lally executed a secured five-year promissory note in the principal amount of $1,406,250. The note bears simple interest at 6% per annum, is a full recourse promissory note, and is secured by a pledge of 450,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a purchase right with respect to the restricted stock. The repurchase right lapsed with respect to 49,980 shares on the date of the restricted stock grant, and lapsed with respect to 6,945 shares each month thereafter for 36 months, so that as of April 10, 1999 the repurchase right does not apply to 300,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. For fiscal 1999, the initial performance target was revised during 1999. See "Report of Compensation Committee on Executive Compensation-Stock Options and Equity-Based Programs." As of December 31, 1999, the repurchase right lapsed with respect to 145,000 of the 150,000 shares. In addition, the Company agreed to pay Mr. Lally six months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or constructive termination, the Company's repurchase right lapses with respect to the shares that would have vested during the six-month period following termination. Finally, the Company agreed to provide a relocation package to Mr. Lally to assist him to relocate from Northern California to Southern California. Such package includes: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Lally certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses. The Company also has loaned to Mr. Lally $1,406,250 pursuant to a five-year unsecured full recourse promissory note, which bears interest at 6% per annum. This loan was used to fund Mr. Lally's restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note. The largest aggregate principal amount outstanding during 1999 on all loans to Mr. Lally was $2,812,500 and the amount outstanding at December 31, 1999 was $2,812,500.

         The Company has entered into an agreement with Mr. Kim providing that if Mr. Kim's employment is involuntarily terminated within six months following a change of control of the Company or if there is a constructive termination of Mr. Kim's employment within six months following a change of control, then Mr. Kim will be entitled to receive six months of base salary plus an additional week's pay for each full year of service to the Company.

         The Company entered into an offer letter with William R. Pieser when he joined the Company in February 1996. Mr. Pieser resigned from the Company in June 1999. The offer letter provided for a base salary of $210,000 together with an annual bonus on a fiscal year basis of up to $105,000 based on a performance plan. The offer letter also provided that Mr. Pieser could earn an additional incentive bonus of up to $105,000 upon fulfillment of certain performance criteria. Mr. Pieser's base salary and bonus has changed since he joined the Company. See "Executive Compensation - Summary Compensation Table" and "Report of Compensation Committee on Executive Compensation - Compensation Policies and Objectives." In addition, Mr. Pieser purchased 500,000 shares of restricted stock at a purchase price of $3.50 per share, the then fair market value of the Company's Common Stock. In payment of one half of the purchase price, Mr. Pieser executed a secured five-year promissory note in the principal amount of $875,000. The note bears simple interest at 6% per annum, is a full recourse promissory note, and is secured by a pledge of 500,000 shares of the Company's Common Stock. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to the promissory note. The Company retained a repurchase right with respect to the restricted stock. The repurchase right lapsed with respect to 50,000 shares on the date of the restricted stock grant, and lapsed with respect to

8,334 shares each month for 36 months, so that as of February 7, 1999 the repurchase right does not apply to 350,000 shares. The repurchase right with respect to the remaining 150,000 shares lapses based on fulfillment of certain performance criteria with respect to the Company's operating revenues and profit after taxes for fiscal 1997, fiscal 1998 and fiscal 1999, or in any event after ten years. As of December 31, 1999, the repurchase right lapsed with respect to 125,000 of the 150,000 shares. The Company also has loaned to Mr. Pieser $875,000 pursuant to a five-year unsecured full recourse promissory note, which bears interest at the rate of 6% per annum. This loan was used to fund Mr. Pieser's restricted stock purchase along with the secured note referenced above. In April 1998, the Company waived the collection of all accrued interest to date and going forward with respect to this unsecured note. The largest aggregate principal amount outstanding during 1999 under all loans to Mr. Pieser was $1,750,000 and the amount outstanding at December 31, 1999 was $1,459,500.

         For purposes of the above discussion the phrase "change of control" is defined to generally include the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert, (ii) any transaction or series of transactions that results in, or that is in connection with, any person, entity or group acting in concert (other than existing affiliates of the Company), acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of such percentage of the aggregate voting power of all classes of voting equity stock of the Company as shall exceed fifty percent (50%) of such aggregate voting power, (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or
(iv) any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger; or (v) a liquidation of the Company. For purposes of the above discussion, "cause" shall mean the willful and repeated failure to comply with the lawful directions of the Company's Board of Directors; gross negligence or willful misconduct in the performance of duties to the Company and/or its subsidiaries; commission of any act of fraud with respect to the Company and/or its subsidiaries; or the conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company and/or its subsidiaries, in each case as determined in good faith by the Company's Board of Directors. For purposes of the above discussion, the term "constructive termination" shall be deemed to occur if there is a material adverse change in the individual's position causing it to be of less stature or of less responsibility; a change in the persons to whom the individual reports (other than a change in Board of Director composition); or a reduction of more than 20% of the individual's base compensation and the Company shall fail to correct the occurrence of any of these events to the reasonable satisfaction of the individual following written notice within thirty (30) days.

         In connection with the merger with DataWorks in December 1998, Stuart
W. Clifton and the Company entered into both an Executive Employment Agreement ("Employment Agreement") and a Noncompetition Agreement ("Noncompetition Agreement"). The Employment Agreement provides that Mr. Clifton will serve as an employee of the Company as of the date of the merger (December 31, 1998) and for one year thereafter, or such shorter or longer time as agreed by the parties. The Employment Agreement provides that Mr. Clifton's base annual salary rate will be $450,000 and that he will be entitled to a yearly bonus based on his achievement of milestones relating to the Company's net revenue and net income projections. In addition, effective as of the date of the merger, the Company granted to Mr. Clifton an option to purchase 375,000 shares of the Company's Common Stock. Under the terms of the Employment Agreement, Mr. Clifton was to serve as a consultant to the Company following the one year employment term. The consulting period was to be two years. Effective July 31, 1999, the Company and Mr. Clifton agreed that Mr. Clifton would become a consultant to the Company and that the consulting period would begin on August 1, 1999 and end December 31, 2001. During such time as Mr. Clifton serves as a consultant to the Company, the Company will pay Mr. Clifton $450,000 per year and pay for Mr. Clifton's medical insurance. Mr. Clifton will also be eligible to receive yearly bonuses during his consulting term which are comparable to bonuses he received during his employment term.

         Under the terms of the Noncompetition Agreement, Mr. Clifton may not compete with the business of the Company or solicit employees of the Company to leave their employment with the Company for a period of three years, commencing on the date of the Merger or, if later, the time Mr. Clifton ceases to serve as an employee or consultant of the Company. In consideration of these obligations, the Company paid Mr. Clifton $1,000,000 on the date of the DataWorks merger.

         Indemnification. Pursuant to the Merger Agreement between the Company and DataWorks, from and after the time of the merger, the Company has agreed to cause the surviving corporation in the merger to fulfill and honor in all respects the obligations of DataWorks pursuant to any indemnification agreements between DataWorks and its directors and officers as of the time of the merger (the "Indemnified Parties") and any indemnification provisions under DataWorks' Certificate of Incorporation ("DataWorks' Certificate") and DataWorks' Bylaws as in effect on the date of the Merger Agreement. The Certificate of Incorporation and Bylaws of the surviving corporation in the merger contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in DataWorks' Certificate and Bylaws as in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the time of the merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the time of the merger, were directors, officers, employees or agents of DataWorks, unless such modification is required by law. None of such persons who were officers or directors of DataWorks are presently serving as directors or executive officers of the Company.

         Pursuant to the Merger Agreement, for a period of six years after the time of the merger, the Company agreed to cause the surviving corporation in the merger to use its commercially reasonable efforts to maintain in effect, if available, director's and officer's liability insurance covering those persons who were covered by DataWorks' director's and officer's liability insurance policy on terms comparable to those applicable to the DataWorks director and officer insurance policy; provided, however that in no event will the Company or the surviving corporation in the merger be required to expend in excess of 150% of the annual premium paid by DataWorks for such coverage (or such coverage as is available for such 150% of such annual premium).

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for establishing and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers.

         The following report is submitted by the Compensation Committee with respect to the executive compensation policies established by the Committee and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1999.

COMPENSATION POLICIES AND OBJECTIVES

         In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

         o The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

         o Annual executive compensation in excess of base salaries primarily should be tied to the Company's performance.

         o The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option or restricted stock grants that reward executives for improvements in the market performance of the Company's Common Stock.

         Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the Company's line of business. In addition, the Company requires its executives be based in Irvine, California and, as a result, provides relocation packages to executives and key employees who are required to relocate. In recommending salaries for executive officers, the Committee (i) reviews the historical performance of the executives, and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses whose shares are publicly traded are included in the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks included in the Performance Graph on page 17 of this Proxy Statement. Another factor that is considered in establishing salaries of executive officers is the cost of living in Southern California where the Company and its executive offices are headquartered, as such cost generally is higher than in other parts of the country.

         Base salaries are reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, increases or decreases in an executive's responsibilities, and Company performance. The base salaries of Messrs. Klaus, Lally and Pieser in 1999 increased by 5%, 7.4% and 7.4%, respectively, over December 1998 levels following an assessment of the above factors.

         Performance-Based Cash Compensation. The Company has established a cash bonus plan for executives and key employees. Payment of bonuses is dependent on the Company's achieving specific performance criteria for the fiscal year. The performance criteria include a Company operating revenue target and a Company profit before taxes goal. One half of the bonus is based on achieving the operating revenue goal and the other half is tied to achieving the profit before taxes goal. Potential cash bonuses under the plan range from 5% to 100% of an individual's base salary and can exceed 100% of base salary if greater than 100% of the performance criteria are achieved. Bonuses are paid if 75% of either the operating revenue or profit before taxes goals are met.

         The profit and revenue targets are established on the basis of annual budget and forecasts developed by management and approved by the Compensation Committee. This operating plan is developed on the basis of (i) the Company's performance for the prior fiscal year, (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors that, based on historical experience, are expected to affect the level of sales that can be achieved, (iii) historical operating costs and cost savings that management believes can be realized, (iv) competitive conditions faced by the Company, and (v) additional expenditures beyond prior fiscal years. By taking all of these factors into account, including market conditions, the earnings goal and revenue targets are determined. For 1999, the profit and revenue targets were set at the beginning of the year. In July 1999, the objective targets were reduced and the potential individual payout amounts were reduced to 75% of the original payout amounts. The changes were made to give the employees a potential to receive a bonus which was done in an effort to retain key management employees. Given the variety of employment alternatives in both established and start-up high technology companies, the Committee concluded that the change to the bonus plan could assist the Company in retaining and motivating its key management employees.

         As a result of this performance-based bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

         Stock Options and Equity-Based Programs. The Compensation Committee believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options or makes restricted stock grants to its executive officers and other key employees on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option or restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefits all stockholders. Moreover, the Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments, generally over a two to five-year period. The Compensation Committee generally has followed the practice of making restricted stock grants with vesting, tied, in part, to objective Company performance targets. The Compensation Committee believes that these features of the option and stock grants not only provide an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options or restricted stock grants.

         In 1999, Mr. Kim received four separate option grants. See "Executive Compensation Option Grants in Last Fiscal Year." One of the grants was when Mr. Kim joined the Company and one was tied to his promotion to Chief Financial Officer. Another grant was intended to retain and motivate Mr. Kim, a key management employee, while the final grant reflects a desire to provide specific equity incentive for improved Company financial performance for fiscal 2000. In 1999, Mr. Lally received two option grants. See "Executive Compensation-Option Grants in Last Fiscal Year." One of the grants was intended to retain and motivate Mr. Lally, a key management employee, while the other grant reflects a desire to provide specific equity incentive for improved Company financial performance for fiscal 2000.

         When Mr. Lally joined the Company in 1996, he purchased 450,000 shares of restricted common stock. The Company retained a repurchase right with respect to the restricted stock and such repurchase right with respect to 25,000 shares was tied to an objective profit after taxes target for the fiscal year ending June 30, 1999. In December 1998, the Company changed its fiscal year end to December 31. In October 1999, the above referenced profit after taxes target was replaced with another objective target. The target was substantially fulfilled and the Committee waived its repurchase right with respect to 20,000 of the 25,000. This was done to retain and motivate Mr. Lally, a key management employee.

         Other Matters. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee does consider the net cost to the Company in making all compensation decisions.

CEO COMPENSATION FOR FISCAL 1999

         The principal components of compensation for the Chief Executive Officer for fiscal 1999 included base salary, bonus, the waiver of accrued interest on two loans and an option grant. L. George Klaus, the Company's Chief Executive Officer, received a salary of $630,000 during fiscal 1999. Mr. Klaus' base salary was negotiated as part of his compensation package when he joined the Company in February 1996 and has been subsequently increased on an annual basis. Mr. Klaus' base salary increased 5% in 1999 over his salary at December 31, 1998 which decision principally was based on an evaluation of Mr. Klaus' contribution to the Company's goals, comparable market salary data, and the growth in the Company's size and complexity following the DataWorks acquisition. Mr. Klaus also received a bonus of $133,262 for fiscal 1999. Mr. Klaus' bonus plan for fiscal 1999 provided for a target bonus of $283,500. One half of the target bonus was based on achieving an operating revenue goal for the Company, and the other half was based upon the Company achieving a profit before taxes goal. Additional amounts could be earned if the Company exceeded 100% of the operating revenue and profit goals. Bonuses are paid if 75% of either the operating revenue or profit before taxes goals are met based on objective formulas. For 1999, the profit and revenue targets were set at the beginning of the year. In July 1999, the objective targets were reduced and the potential payout amount was reduced to 75% of the original target bonus. The changes were made to assist the Company in retaining and motivating its key management employees, including Mr. Klaus. The Company achieved approximately 98% of the revised operating revenue target and did not achieve the revised net income target. In April 1998, the Company waived the collection of all accrued interest, including interest that might accrue in the future on two promissory notes in the aggregate principal amount of $7,000,000. The total amount of interest waived during fiscal 1999 was $420,000. In October 1999, Mr. Klaus was granted an option to purchase 100,000 shares of common stock at an exercise price of $4.25. The option vests in full on December 31, 2000 if the Company fulfills an earnings per share target for its 2000 fiscal year. If the target is not fulfilled, then the option vests in full on the fifth anniversary of the grant date. The option grant reflects a desire to provide specific equity incentive to Mr. Klaus for improved Company financial performance for the year ended December 31, 2000. When Mr. Klaus joined the Company in 1996, he purchased 2,000,000 shares of restricted common stock. The Company retained a repurchase right with respect to the restricted stock and such repurchase right with respect to 100,000 shares was tied to an objective profit after taxes target for the fiscal year ending June 30, 1999. In December 1998, the Company changed its fiscal year end to December 31. In October 1999, the above referenced profit after taxes target was replaced with another objective target which Mr. Klaus fulfilled.

         Compensation Committee             Donald Dixon
                                            L. John Doerr

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) (the "CRSP NASDAQ Index") and the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks (the "CRSP NASDAQ Computer Index") for the last five fiscal years ended on December 31, 1999. The graph assumes that all dividends have been reinvested.


                COMPARISON OF FIVE -YEAR CUMULATIVE TOTAL RETURNS
  (EPICOR SOFTWARE CORPORATION, CRSP NASDAQ INDEX, CRSP NASDAQ COMPUTER INDEX)

CSRP Total Returns Index for:       06/1994  06/1995  06/1996  06/1997  06/1998  12/1998  12/1999
-----------------------------       -------  -------  -------  -------  -------  -------  -------
Epicor Software Corporation          100.0    236.7    118.4    169.4    398.0    209.2      82.7
Nasdaq Stock Market (US Companies)   100.0    133.4    171.3    208.3    274.3    321.4     584.2
Nasdaq Computer and Data             100.0    163.3    216.9    273.8    413.5    504.2   1,086.8
 Processing Stocks
 SIC 7370-7379 US & Foreign

NOTES:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market cvapitalization on the previous trading day.

         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         D. The index level for all series was set to $100.0 on 06/30/1994.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of March 13, 2000 regarding the beneficial ownership of the Common Stock and Series C Preferred Stock of the Company by (i) each person known by management to be the beneficial owner of more than 5% of any class of the Company's capital stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the executive officers and former executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group:

                                                                           Series C Preferred Stock
                                                   Common Stock           ---------------------------
                                         ------------------------------    Amount and                      Total Voting Power
        Name and Address                 Amount and Nature                   Nature                     -----------------------
               of                          of Beneficial     Percentage   of Beneficial    Percentage                  Total
        Beneficial Owner                    Ownership(1)      of Class     Ownership(1)     of Class      Votes      Percentage
        ----------------                 -----------------   ----------   -------------    ----------   ---------    ----------
Kleiner Perkins Caufield & Byers VII       1,168,502(2)(3)     2.81%       31,770(4)(3)      33.33%     1,486,202       3.50%
KPCB Information Sciences Zaibatsu Fund
   2750 Sand Hill Road
   Menlo Park, CA 94025

L. John Doerr                              1,173,502(5)        2.83%       31,770(6)         33.33%     1,491,202       3.52%
   2750 Sand Hill Road
   Menlo Park, CA 94025

New Enterprise Associates VI                      --             --        38,120(7)         40.00%       381,200          *
Limited Partnership
   1119 St. Paul Street
   Baltimore, MD 21202

Arthur J. Marks                                5,140(8)           *        38,120(9)         40.00%       386,340          *
   1119 St. Paul Street
   Baltimore, MD 21202

Trident Capital Partners Fund I, LP,          30,062(10)(11)      *        25,415(12)        26.67%       284,212          *
Trident Capital Partners Fund I, C.V
   2480 Sand Hill Road, Ste. 100
   Menlo Park, CA 94025

Donald R. Dixon                               30,062(11)          *        25,415(13)        26.67%       284,212          *
   2480 Sand Hill Road, Ste. 100
   Menlo Park, CA 94025

Thomas Kelly                                   5,000(14)          *            --               --          5,000          *
   1310 Villa Street
   Mountain View, CA 94041

L. George Klaus(15)                        2,100,000           5.07%           --               --      2,100,000       4.95%

Ken Lally(15)                                522,500(16)       1.26%           --               --        522,500       1.23%

Lee Kim(15)                                   12,500(14)          *            --               --         12,500          *

William R. Pieser(15)                        232,000              *            --               --        232,000          *

Stuart W. Clifton(15)                        596,210(17)       1.44%           --               --        596,210       1.40%

All current Directors and                  3,848,704           9.28%       95,305           100.00%     4,801,754      11.32%
 officers as a group
 (7 persons)(18)

-------------------------------
 *     Less than 1%

(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)    Consists of 1,168,502 shares held by Kleiner Perkins Caufield & Byers
       VII.

(3) L. John Doerr, a director of the Company, is a general partner of KPCB VII Associates, which is a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund. Mr. Doerr disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.

(4) Consists of 30,181 shares held by Kleiner Perkins Caufield & Byers VII and 1,589 shares held by KPCB Information Sciences Zaibatsu Fund II.

(5) Consists of 5,000 shares of common stock subject to options held by Mr. Doerr that are exercisable within sixty (60) days from the Record Date and 1,168,502 owned by Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund which Mr. Doerr is deemed to beneficially own because he has voting and investment control.

(6) Consists of 30,181 shares held by Kleiner Perkins Caufield & Byers VII and 1,489 shares held by KPCB Information Sciences Zaibatsu Fund II which Mr. Doerr is deemed to beneficially own because of his voting and investment control.

(7) Arthur J. Marks, a director of the Company, is a general partner of NEA Partners VI, which is the general partner of New Enterprise Associates VI, Limited Partnership. Mr. Marks disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest of the shares listed.

(8) Mr. Marks beneficially owns 5,140 shares which consist of 140 shares owned directly and 5,000 shares issuable pursuant to options exercisable within sixty (60) days from the Record Date.

(9) Consists of 38,120 shares held by New Enterprise Associates VI Limited Partnership which Mr. Marks is deemed to beneficially own because of his voting and investment control.

(10) Donald R. Dixon, a director of the Company, is president of Trident Capital Inc., which is the general partner of Trident Capital, L.P. which is the general partner of Trident Capital Partners Fund-I, L.P. and Trident Capital Partners Fund-I, C.V. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his stock ownership in Trident Capital, Inc.

(11) Consists of 24,247 shares held directly by Donald Dixon, 618 shares held by Trident Capital, Inc., 197 shares owned by Trident Administrator N.V., and 5,000 shares that are issuable pursuant to options granted to Donald Dixon that are exercisable within sixty (60) days from the Record Date.

(12) Consists of 21,218 shares held by Trident Capital Partners Fund-I, L.P. and 4,197 shares held by Trident Capital Partners Fund-I, C.V.

(13) Consists of 21,218 shares held by Trident Capital Partners Fund-I, LP and 4,197 shares held by Trident Capital Partners Fund-I, CV which Mr. Dixon is deemed to beneficially own because of his voting and investment control.

(14)   Represents shares issuable pursuant to options exercisable within sixty
       (60) days from the date Record Date.

(15) The business address of this individual is c/o Epicor Software Corporation, 195 Technology Drive, Irvine, CA 92618-2402.

(16) Consists of 485,000 shares owned directly and 37,500 shares issuable pursuant to options held by Mr. Lally that are exercisable within sixty
       (60) days from the Record Date.

(17) Consists of 327,797 shares owned directly and 268,413 shares issuable pursuant to options held by Mr. Clifton that are exercisable within sixty
       (60) days from the Record Date.

(18) Includes all shares of common stock and Series C Preferred Stock owned by Kleiner Perkins Caufield & Byers, New Enterprise Associates, Trident Capital Partners, and related entities as to which the respective affiliated directors disclaim beneficial ownership.

VOTE REQUIRED AND VOTING PROCEDURES

         The affirmative vote of a majority of the shares of the Company's Common Stock and Series C Preferred Stock (on an as-converted basis) present or represented and voting at the Annual Meeting of Stockholders will be required to elect the Company's four (4) nominee directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE COMPANY'S FOUR (4) NOMINEE DIRECTORS. Proxies solicited by the Company will be voted FOR the election of the Company's four (4) nominee directors.


                                  PROPOSAL TWO
                         APPROVAL OF THE COMPANY'S 2000
                          EMPLOYEE STOCK PURCHASE PLAN

         On January 12, 2000, the Board of Directors adopted the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"), which authorizes the Company to sell up to a total of 1,250,000 shares of its Common Stock to participating employees. The Company believes that the Purchase Plan is an important factor in attracting and retaining skilled personnel. The Company previously had an employee stock purchase plan, but the shares reserved for issuance under such plan were all used as of January 31, 2000. The Board of Directors is soliciting stockholder approval of the Purchase Plan and the number of shares reserved under the Purchase Plan so that the Company's employees will have the opportunity to purchase Company stock through accumulated payroll deductions under the Purchase Plan.

VOTE REQUIRED AND VOTING PROCEDURES

         The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Purchase Plan. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

         The essential features of the Purchase Plan are outlined below.

GENERAL NATURE AND PURPOSE

         The Purchase Plan was adopted by the Board of Directors on January 12, 2000. The Purchase Plan and the right of participants to make purchases under the Purchase Plan are intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Information
- The Purchase Plan." The primary purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through payroll deductions and to increase their proprietary interest in the Company.

ADMINISTRATION

         The Purchase Plan may be administered by the Board of Directors, or by a committee appointed by the Board. All questions of interpretation of the Purchase Plan will be determined by the Board of Directors or its committee, and its decisions will be final and binding on all participants.

ELIGIBILITY

         Each employee of the Company who is regularly employed for at least 20 hours per week and 5 months per year may become a participant in the Purchase Plan as of the first enrollment date occurring after the date upon which the employee has completed 90 days of employment with the Company. The Purchase Plan has two enrollment dates each calendar year, generally occurring on the first day of February and the first day of August. As of the Record Date, approximately 1,500 employees were eligible to participate in the Purchase Plan.

         Under the Code, no employee shall be granted rights to purchase any stock under the Purchase Plan if immediately after the grant the employee would own shares or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power of all classes of shares of the Company, or if the grant would permit the employee's right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such purchase right is granted) for any calendar year in which the purchase right is outstanding at any time.

PARTICIPATION

         The Purchase Plan is implemented by one offering period ("Offering Period") during each six-month period. Offering Periods will commence on February 1 and August 1 of each year, except that the first offering period under the Purchase Plan will commence on June 1, 2000 and end on January 31, 2001. On the first day of the Offering Period, the Company grants to each eligible employee who has elected in writing to participate in the Purchase Plan a right to purchase shares of Common Stock at the purchase price described below. The purchase right is automatically exercised on the last day of each six-month Offering Period unless the participant withdraws from the Purchase Plan. An employee who has satisfied the eligibility requirements of the Purchase Plan may become a participant upon his or her completion and delivery to the Company of a Subscription Agreement authorizing payroll deductions. An employee who first becomes eligible to participate after the commencement of an Offering Period shall commence participation on the beginning of the next Offering Period.

PURCHASE PRICE

         The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an offering under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the first day of the Offering Period, or 85% of the fair market value of a share of Common Stock on the last day of the Offering Period. The fair market value of the Company's Common Stock shall be the closing sale price of such stock in the over-the-counter market as reported on the Nasdaq National Market. For March 13, 2000, the closing price was $8.71875 per share.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The Purchase Price of shares is paid by means of accumulated payroll deductions during the Offering Period. The amount of payroll deductions may not exceed 5% of an employee's compensation. A participant may terminate participation in the Purchase Plan at any time prior to the end of an Offering Period. Payroll deductions for a participant commence on the first payday following the date on which a participant's payroll deduction authorization becomes effective and continue thereafter unless such rate is changed or the employee's participation is terminated.

PURCHASE OF STOCK; EXERCISE OF PURCHASE RIGHT

         By executing a Subscription Agreement to participate in the Purchase Plan, an employee is entitled to have shares placed under a purchase right issued to him or her. Unless the employee's participation is terminated or the participant withdraws from the Purchase Plan his or her purchase right for the purchase of shares will be exercised automatically with all amounts held in his or her account at the end of each Offering Period at the applicable price. The shares purchased for an employee will be delivered to him or her as promptly as practicable after the end of an Offering Period. Any cash remaining in the participant's account due to a fractional share shall remain in the account and be applied to the purchase of shares at the termination of the next Offering Period.

WITHDRAWAL

         At any time prior to the end of the applicable Offering Period, a participant may withdraw the amounts held in his or her account by executing and delivering to the Company a notice of withdrawal from the Purchase Plan. As soon as practicable after such withdrawal, the payroll deductions credited to the participant's account shall be returned to the participant, without interest. An employee who has withdrawn from the Purchase Plan shall be excluded from participation for the remainder of the particular Offering Period during which the withdrawal is received, but may be reinstated as a participant in the next subsequent Offering Period by executing and delivering a new Subscription Agreement.

TERMINATION OF EMPLOYMENT

         Termination of a participant's employment for any reason, including retirement, death or discharge, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the participant's beneficiary, without interest.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION; MERGER, CONSOLIDATION OR
REORGANIZATION

         In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, appropriate adjustments will be made by the Company in the shares authorized for issuance under the Purchase Plan, in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

         In the event of a proposed sale of all or substantially all of the assets of the Company or if the Company at any time proposes to merge with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new exercise date. The new exercise date shall be before the date of the Company's proposed sale or merger and the Board shall notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date for the participant's option has been changed to the new exercise date and that the participant's option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn.

NONASSIGNABILITY

         No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a participant) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that termination of the Purchase Plan shall not affect purchase rights previously granted nor may any amendment make any change in a purchase right granted prior thereto that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or an established stock exchange) the Company shall obtain stockholder approval of any Purchase Plan amendment in such manner and to such degree as required.

         If the Board of Directors determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may, without stockholder approval or the consent of the Purchase Plan participants, modify or amend the Purchase Plan to reduce or eliminate such accounting consequences.

TAX INFORMATION - THE PURCHASE PLAN

         The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 423 of the Code. Under such provision, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.


                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP began auditing the Company's financial statements on July 15, 1994. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and
Section 16 officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1999, the Company's officers, directors and all persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the exception of Statement's of Changes in Beneficial Ownership on Form 4 for the month of August 1999, which were inadvertently filed late by L. George Klaus and Ken Lally. The filings reported one transaction each.


                                  OTHER MATTERS

         As of the date of the Proxy Statement, the Company knows of no other matters to be submitted to the Annual Meeting of Stockholders other than those set forth herein and in the Notice of Annual Meeting of Stockholders. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to use their discretionary authority to vote the shares they represent in accordance their best judgment.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the votes entitled to be cast by the outstanding shares represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid envelope.

         THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO (BUT EXCLUDING EXHIBITS), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999, WILL BE FURNISHED TO THE COMPANY'S STOCKHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. IF YOU DESIRE TO OBTAIN A COPY OF SUCH ANNUAL REPORT ON FORM 10-K, PLEASE DIRECT SUCH WRITTEN REQUEST TO EPICOR SOFTWARE CORPORATION, ATTENTION: INVESTOR RELATIONS, 195 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618-2402.


                                       THE BOARD OF DIRECTORS


Dated:  March 27, 2000

                           EPICOR SOFTWARE CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Common Stock of the Company.

            (d) "Company" shall mean Epicor Software Corporation, a Delaware corporation, and any Designated Subsidiary of the Company.

            (e) "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

            (f) "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

            (h) "Enrollment Date" shall mean the first day of each Offering Period.

            (i) "Exercise Date" shall mean the last day of each Offering Period.

            (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (k) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 31 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after July 31 and terminating on the last Trading Day in the period ending the following January 31; provided, however, that the first Offering Period under the Plan shall commence on June 1, 2000 and shall end on January 31, 2001 and shall be eight (8) months in duration. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

            (l) "Plan" shall mean this Employee Stock Purchase Plan.

            (m) "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

            (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

            (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

            (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3. Eligibility.

            (a) Any Employee may become a participant in the Plan on the first Enrollment Date occurring after the date upon which the Employee has completed ninety (90) days of employment with the Company.

            (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 31 and July 31 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on June 1, 2000 and shall end on January 31, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5. Participation.

            (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

            (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6. Payroll Deductions.

            (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding five percent (5%) of the Compensation which he or she receives on each pay day during the Offering Period.

            (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

            (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

            (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than five thousand (5,000) shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in

Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

         10. Withdrawal.

            (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

            (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an


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

Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13. Stock.

            (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million, two hundred fifty thousand (1,250,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

            (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

            (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

         15. Designation of Beneficiary.

            (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.

The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

            (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

         20. Amendment or Termination.

            (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

            (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's

Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

            (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                (3) allocating shares.

                Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                                    EXHIBIT A



                           EPICOR SOFTWARE CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                           Enrollment Date: __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1.   _____________________________________ hereby elects to participate in the
     Epicor Software Corporation 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 5%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): _________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two
     (2) year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


         NAME:  (Please print)
                                    --------------------------------------------
                                    (First)           (Middle)          (Last)


         -------------------------  --------------------------------------------
         Relationship
                                    --------------------------------------------
                                                     (Address)
         Employee's Social
         Security Number:
                                    --------------------------------------------
         Employee's Address:
                                    --------------------------------------------

                                    --------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:
      ----------------------        --------------------------------------------
                                    Signature of Employee

                                    --------------------------------------------
                                    Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B


                           EPICOR SOFTWARE CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



         The undersigned participant in the Offering Period of the Epicor Software Corporation 2000 Employee Stock Purchase Plan which began on ___________, ______ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



                                         Name and Address of Participant:

                                         ------------------------------------

                                         ------------------------------------

                                         ------------------------------------



                                         Signature:

                                         ------------------------------------

                                         Date:
                                              -------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          EPICOR SOFTWARE CORPORATION


The undersigned stockholder of Epicor Software Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 2000, and hereby appoints L. George Klaus and Lee Kim, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Epicor Software Corporation to be held on April 27, 2000 at 10:00 a.m. local time, and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Important: This proxy should be marked, dated and signed by each shareholder exactly as your name appears on your stock certificate, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If the shares are held by joint tenants or as community property, both holders should sign.

[EPICOR SOFTWARE CORPORATION LOGO]

PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735              VOTE BY PHONE - 1-800-690-6903

                                   Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. on April 26, 2000. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                   VOTE BY INTERNET - www.proxyvote.com

                                   Use the Internet to transmit your voting instructions anytime before 11:59 p.m. on April 26, 2000. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                   VOTE BY MAIL -

                                   Mark, sign and date your proxy card and
                                   return it in the postage-paid envelope we have provided or return to Kellogg Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:

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              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EPICOR SOFTWARE CORPORATION

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Vote On Directors
                                                               For   Withhold   For All   To withhold authority to vote, mark
1. Election of Directors - The names of the nominees are:      All      All     Except    "For All Except" and write the nominee's
   01) Donald R. Dixon, 02) Thomas F. Kelly,                                              number on the line below.
   03) L. George Klaus, and 04) Arthur J. Marks.               [ ]      [ ]       [ ]
                                                                                          ______________________________________
Vote On Proposals                                                                                     For     Against   Abstain

2. Approval of 2000 Employee Stock Purchase Plan - Approval of the Company's 2000 Employee Stock      [ ]       [ ]        [ ]
   Purchase Plan under which 1,250,000 shares of common stock are reserved for issuance.

3. Appointment of Ernst & Young, LLP as Independent Accountants - To ratify the appointment of        [ ]       [ ]        [ ]
   Ernst & Young, LLP as independent accountants for the year ended December 31, 2000.
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Signature                   Date          Signature (Joint Owners)   Date
(PLEASE SIGN WITHIN BOX)